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                                                                    EXHIBIT 3(a)

                               State of Delaware

                                                                          PAGE 1

                        OFFICE OF THE SECRETARY OF STATE

                        -------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "CHASE PREFERRED CAPITAL CORPORATION", FILED IN THIS OFFICE ON THE SEVENTH DAY OF APRIL, A.D. 2000, AT 4:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.




                                    /s/ EDWARD J. FREEL
                                    -----------------------------------------
                                    Edward J. Freel, Secretary of State


2639072 8100                        AUTHENTICATION:    0370071

001179857                                     DATE:    04-10-00


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                     RESTATED CERTIFICATE OF INCORPORATION

                                       of

                      CHASE PREFERRED CAPITAL CORPORATION

                           Under Sections 242 and 245

                                     of the

                General Corporation Law of the State of Delaware


            This Restated Certificate of Incorporation, which restates, integrates and amends the provisions of the Corporation's Restated Certificate of Incorporation, as filed on September 17, 1996 in the office of the Secretary of State of Delaware (and as amended on that date and on December 29, 1998), has been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware. The Corporation's Certificate of Incorporation was filed on June 28, 1996.


                                       1.
                                      NAME

            The name of the Corporation is CHASE PREFERRED CAPITAL CORPORATION.


                                       2.
                          REGISTERED OFFICE AND AGENT

            The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                                       3.
                                    PURPOSE

            The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware. The Corporation shall possess and may exercise all powers and privileges necessary or convenient to effect the foregoing purpose.

                                       4.
                                 CAPITAL STOCK

            The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is FIFTY MILLION ONE, of which FIFTY MILLION shares shall be shares of preferred stock of the par value of $25.00 per share (hereinafter called "Preferred

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                                       2



Stock") and ONE share shall be common stock of the par value of $171,750,000 per share (hereinafter called "Common Stock").

            Any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of the Corporation may be adopted by the affirmative vote of the holders of capital stock representing not less than a majority of the voting power represented by the outstanding shares of capital stock of the Corporation entitled to vote.

            The voting powers and the designations, preferences and relative, participating, optional and other special rights, and qualifications, or restrictions thereof, of the Preferred Stock shall be as follows:

            (1) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more class or series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

            (a)   the designation of such class or series;

            (b) the dividend rate or rates of such class or series and/or the methods of determining dividends, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock, and whether such dividends shall be cumulative or non-cumulative;

            (c) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

            (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

            (e) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation or affiliate of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

            (f) the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise; provided, however, that in no event shall any holder of any class or series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by it;
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                                       3



            (g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

            (h) the liquidation preference of such class or series and other rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation;

            (i) whether or not (a) warrants for such class or series or (b) depositary shares evidenced by depositary receipts, each representing a fraction (as determined by the Board of Directors) of a share of such class or series, shares of which class or series will be issued and deposited with a depositary, shall be issued, in each case, in lieu of offering full shares of such class of series; and

            (j) whether or not warrants for Preferred Stock, depositary shares or Common Stock shall be issued, whether alone or in connection with any other class or series, and the terms and conditions of any such warrants.

            (2) Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors, or duly authorized committee thereof, creating any class or series of Preferred Stock, the holders of any such class or series shall have no voting power whatsoever.

            (3) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's 8.10% Cumulative Preferred Stock, Series A, are set forth in Appendix A hereto and are incorporated by reference.

            (4) The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation's Floating Rate Cumulative Preferred Stock, Series B, are set forth in Appendix A hereto and are incorporated by reference.

                                       5.
                                    BY-LAWS

            The Board of Directors is authorized to make, alter, amend or repeal the by-laws of the Corporation. The books of the Corporation (subject to the provisions of the laws of the State of Delaware) may be kept outside of the State of Delaware at such places as from time to time may be designated by the Board of Directors. Election of directors need not be by written ballot.
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                                       4


                                       6.
                             LIABILITY OF DIRECTORS

            (1) To the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

            (2) The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

            (3) By action of its Board of Directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such (including, without limitation, expenses, judgments, fines and amounts paid in settlement) to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the date hereof or as it may hereafter be amended, and whether or not the Corporation would have the power or would be required to indemnify any such person under the terms of any agreement or by-law or the General Corporation Law of the State of Delaware. For purposes of this paragraph (3), "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.

                                       7.
                            RESTRICTION OF TRANSFER,
                      ACQUISITION AND REDEMPTION OF SHARES

            7.1   Definitions.

            The following terms shall have the following meanings for purposes of this Certificate of Incorporation:

                  "Beneficial Ownership" means ownership of shares of any class or series of Common Stock or Preferred Stock by a Person who would be treated as an owner of such shares under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code as modified by
Section 856(h)(1)(B) of the Code. The



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                                       5


terms "Beneficial Owner," "Beneficially Own" and "Own Beneficially" shall have correlative meanings.

                  "Beneficiary" means, with respect to the Trust, one or more organizations named by the Corporation as beneficiary or beneficiaries of the Trust in accordance with Section 7.12(a). Each such Beneficiary shall be an organization described in Section 501(c)(3) of the Code, that is not an "individual" within the meaning of Section 542 of the Code, contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

                  "Board of Directors" means the Board of Directors of the Corporation.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

                  "Excess Shares" has the meaning set forth in Section 7.3.

                  "Initial Public Offering" means the sale of shares of Preferred Stock to the public pursuant to the Corporation's first effective registration statement for such Preferred Stock filed under the Securities Act of 1933, as amended.

                  "Market Price", with respect to any class or series of Preferred Stock, on any date, means the Closing Price on the Trading Day immediately preceding such date of such class or series of Preferred Stock. The "Closing Price", with respect to any class or series of Preferred Stock, on any date, shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such class or series of Preferred Stock is not then listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class or series of Preferred Stock is listed or admitted to trading or, if such class or series of Preferred Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such class or series of Preferred Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class or series of Preferred Stock selected by the Board of Directors of the Corporation. "Trading Day" means a day on which the principal national securities exchange on which the relevant class or series of Preferred Stock is listed or admitted to trading is open for the transaction of business or, if the relevant class or series of Preferred Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking


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                                       6

institutions in the State of New York are authorized or obligated by law or executive order to close.

                  "Non-Transfer Event" means any event other than a purported Transfer that would cause (i) any Person to Own Beneficially shares of Preferred Stock in excess of the Ownership Limit, (ii) Corporation to become "closely held" within the meaning of Section 856(h) of the Code, and/or (iii) the Corporation to otherwise fail to qualify as a REIT (other than as a result of a violation of the "100-shareholder" requirement of Section 856(a)(5) of the
Code), in each case including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Preferred Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Preferred Stock.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Ownership Limit" means, for any Person, the Beneficial Ownership of nine and nine-tenths percent (9.9%), in number of shares or value, of the outstanding shares of any class or series of Preferred Stock of the Corporation. The value of the outstanding shares of any class or series of Preferred Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

                  "Permitted Transferee" means any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.12(e) hereof.

                  "Person" means (a) an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, limited liability company or other entity and (b) also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  "Prohibited Owner" means, with respect to any purported Transfer or Non-Transfer Event, any Person who, except for the provisions of
Section 7.3, would Beneficially Own shares of Preferred Stock.

                  "REIT" means a Real Estate Investment Trust defined in Section 856 of the Code.

                  "Restriction Termination Date" means the first day after the date of the Initial Public Offering on which the Board of Directors determine that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

                  "Transfer" means any sale, transfer, gift, assignment, devise or other disposition of any shares of Common Stock or Preferred Stock (including
(i) the granting of any option (including, but not limited to, an option to acquire an option or any series of such options)

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                                       7

or entering into any agreement for the sale, transfer or other disposition of Common Stock or Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock or Preferred Stock or the exercise of such rights), whether voluntary or involuntary, whether of record or beneficially, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities which results in a change in the Beneficial Ownership of shares of Common Stock or Preferred Stock). The terms "Transfers" and "Transferred" shall have correlative meanings.

                  "Trust" means the trust created pursuant to Section 7.12.

                  "Trustee" means any Person or entity unaffiliated with both the Corporation and any Prohibited Owner who is designated by the Corporation to act as trustee of the Trust, and any successor trustee appointed by the Corporation.

            7.2.  Restriction on Ownership and Transfers.

            (a) Except as provided in Section 7.9, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially Own shares of any class or series of Preferred Stock in excess of the Ownership Limit.

            (b) Except as provided in Section 7.9, and subject to the provisions of Section 7.13, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer or other event that, if effective, would result in any Person Beneficially Owning shares of any class or series of Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Preferred Stock.

            (c) Subject to the provisions of Section 7.13, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the outstanding Common Stock and Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

            (d) Notwithstanding any other provision herein, subject to the provisions of Section 7.13, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Common Stock or Preferred Stock, as the case may be, that would cause the Corporation to be "closely held" within the meaning of
Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock, as the case may be.

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                                      8

            (e) Notwithstanding any other provision herein, subject to the provisions of Section 7.13, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer of that number of shares of Common Stock or Preferred Stock, as the case may be, in excess of the number that could have been Transferred without such result; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock, as the case may be.

            (f) A Transfer of a share of Common Stock or Preferred Stock which is null and void under paragraphs (b), (c), (d) or (e) of this Section
7.2 shall not adversely affect the validity of the Transfer of any other share of Common Stock or Preferred Stock in the same or any other related transaction.

            7.3.  Transfer in Trust.

            (a)   If, notwithstanding the other provisions contained in this
Article 7, at any time from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would Own Beneficially shares of any class or series of Preferred Stock in excess of the Ownership Limit, then
(i) except as otherwise provided in Section 7.9, the Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, shall cease to own any right or interest) in such number of shares of such class or series of Preferred Stock that would cause such Beneficial Owner to Beneficially Own shares of such class or series of Preferred Stock in excess of the Ownership Limit and (ii) such number of shares of such class or series of Preferred Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated as Excess Shares and, in accordance with
Section 7.12, be transferred automatically and by operation of law to the Trust for the benefit of the Beneficiary. Such transfer to a Trust and the designation of the shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

            (b)   If, notwithstanding the other provisions contained in this
Article 7, at any Time from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-shareholder requirement of Section 856(a)(5)), then (i) except as otherwise provided in Section 7.9, the Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, shall cease to own any right or interest) in such number of shares of Preferred Stock, the ownership of which by such purported transferee or record holder would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-shareholder requirement of Section 856(a)(5)) and (ii) such number of shares of Preferred Stock (rounded up to the nearest whole share) shall be designated as Excess Shares and, in accordance with the provisions of Section 7.12, be transferred automatically and by operation of law to the Trust for the benefit of the Beneficiary. Such transfer to a Trust and the designation of shares as Excess Shares shall be







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                                      9




effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

            7.4. Remedies for Breach. If the Board of Directors shall at any time determine in good faith that a Non-Transfer Event has occurred, a Transfer has taken place in violation of Section 7.2 or that a Person intends to acquire or has attempted to acquire or may acquire Beneficial Ownership of any shares of Common Stock or Preferred Stock in violation of Section 7.2 (whether or not such violation is intended), the Board of Directors shall be empowered to take any action it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event, including, but not limited to, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer or acquisition.

            7.5. Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of
Section 7.2, or any Person who owned shares of Preferred Stock that were transferred to a Trust pursuant to the provisions of Section 7.3, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status has a REIT. Failure to give such notice shall not in any way limit the rights and remedies of the Board of Directors provided herein.

            7.6 Owners Required to Provide Information. From and after the date of the Initial Public Offering and prior to the Restriction Termination Date:

            (a) Every Beneficial Owner of more than 1% (or such lower percentage as required in the applicable regulations adopted under the Code) of any class or series of Preferred Stock of the Corporation outstanding shall, within 30 days after June 30 and December 31 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of such class or series of Preferred Stock Beneficially Owned by such Beneficial Owner, a full description of how shares are held and a statement identifying the actual or constructive owners of such shares. Each such Beneficial Owner shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to its Beneficial Ownership of such class or series of Preferred Stock as the Corporation, in its sole discretion, deems appropriate or necessary, (i) to comply with the provisions of the Code regarding the qualification of the Corporation as a REIT and (ii) to ensure compliance with the Ownership Limit.

            (b) At the request of the Corporation, any Person who is a Beneficial Owner of Common Stock or Preferred Stock and any Person (including the shareholder of record) who is holding Common Stock or Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide (i) such information as the Corporation, in its sole discretion, may request from time to time in order (A) to determine the Corporation's status as a REIT, (B) to ensure compliance with the requirements of any taxing authority or other governmental agency or (C) to ensure compliance with the Ownership Limit and
(ii) a statement or affidavit to the Corporation setting forth the number of shares of each class or series of Common Stock or

Preferred Stock Beneficially Owned by such shareholder or proposed transferee and any related Persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

            7.7. Remedies Not Limited. Nothing contained in this Article 7 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 7.13) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation's status as a REIT, and to insure compliance with the Ownership Limit.

            7.8. Ambiguity. In the case of an ambiguity in the application of any of the provisions of Article 7, including any definition contained in
Section 7.1, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

            7.9.  Exceptions.

            (a) The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel satisfactory to it, may waive the application of the Ownership Limit, in whole or in part, to any Person, if such Person is not an individual for purpose of Section 542(a) of the Code and is a corporation, partnership, estate or trust; provided, however, in no event may the Board of Directors grant any such exception if it would, in the Board of Director's judgment, jeopardize the Corporation's status as a REIT. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion to determine the effect, if any, of the proposed Transfer on the Corporation's status as a RE1T.

            (b) For a period of 90 days following the acquisition of Preferred Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Preferred Stock purchased by it as a part of such offering.

            7.10. Legend. Each certificate for Preferred Stock shall bear the following legend:

                  "The shares of Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No
            Person may (1) Beneficially Own shares of any class or series of Preferred Stock in excess of the Ownership Limit, except as set forth in the Corporation's Restated Certificate of Incorporation, as the same may be amended from time to time (the "Certificate of Incorporation"), or (2) Beneficially Own shares of Preferred Stock that would result in the Corporation being "closely held" under 856(h) of the Code or otherwise to fail as a REIT. Any Person who attempts to Own Beneficially shares of Preferred Stock in excess of the applicable limitation must immediately notify the Corporation in writing. No Person may transfer shares of Preferred Stock if such transfer would result in the outstanding Common Stock and Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution). If the restrictions on transfer are violated, the shares of Preferred
            Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Excess Shares. All capitalized terms in this legend have the meanings ascribed to such terms in the Certificate of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

            7.11. Severability. If any provision of this Article 7 or any application of any such provision is determined to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions of this Restated Certificate of Incorporation (including without limitation this Article
7) shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

            7.12. Excess Shares.

            (a) Ownership in Trust. Upon any purported Transfer, Non-Transfer Event or purported change in Beneficial Ownership that results in shares of Preferred Stock being designated Excess Shares pursuant to Section 7.3, such Excess Shares shall be transferred to a Trust for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary that is an organization described in Section 501(c)(3) of the Code, that is not an "individual" within the meaning of Section 542 of the Code, if one does not already exist, within five (5) days after the discovery of any Transfer to the Trust. Excess Shares shall remain issued and outstanding stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as all other issued and outstanding shares of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of Section 7.12(e), such Excess Shares shall cease to be designated as Excess Shares.

            (b) Dividend Rights. The Trustee, as record holder of the Excess Shares, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors of the Corporation on such shares of Preferred Stock designated Excess Shares and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Excess Shares shall repay to the Trustee the amount of any dividends or distributions received by it that (i) are attributable to any shares of Preferred Stock designated Excess Shares and (ii) the record date of which is on or after the date that such shares became Excess Shares. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Preferred Stock Beneficially Owned by the Person who, but for the provisions of Section 7.3 of this Article 7, would Beneficially Own the Excess Shares; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trustee for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

            (c) Rights Upon Liquidation. Subject to the preferential rights of any class or series of Preferred Stock, if any, as may be determined by the Board of Directors pursuant to Section 4.2, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the Trustee of Excess Shares shall be entitled to receive, ratably with each other holder of Preferred Stock of the same class or series, that portion of the assets of the Corporation available for distribution to the holders of such class and series. The Trustee shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that no Prohibited Owner shall be entitled to receive any amounts in excess of the price per share such Prohibited Owner paid for Preferred Stock in any purported Transfer that resulted in the Excess Shares or, in the case of a Non-Transfer Event or a Transfer in which the Prohibited Owner did not give value for such shares (e.g., through a gift or devise), a price per share equal to the Market Price on the date of any purported Transfer or Non- Transfer Event that resulted in the Excess Shares. Any remaining amount in the Trust shall be distributed ratably to the Beneficiary of the Trust.

            (d) Voting Rights. The Trustee shall be entitled to vote all Excess Shares. Any vote by a Prohibited Owner as a holder of shares of Preferred Stock prior to the discovery by the Corporation that such shares of Preferred Stock are Excess Shares shall, subject to applicable law and only to the extent that no Person other than the Prohibited Owner is materially and adversely affected, be rescinded and shall be void ab initio with respect to such Excess Shares and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of the shares of Preferred Stock under Section 7.3 of this Article 7, an irrevocable proxy to the Trustee to vote the Excess Shares in the manner in which the Trustee, in its sole and absolute discretion, desires.

            (e) Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Excess Shares. As soon as reasonably practicable, in an orderly fashion so as not to materially adversely affect the Market Price of the Excess Shares, the Trustee shall designate any Person as Permitted Transferee; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Excess Shares and (ii) the Permitted Transferee so designated may acquire such Excess Shares without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Preferred Stock so acquired as Excess Shares under Section 7.3. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this paragraph, the Trustee of a Trust shall (i) cause to be transferred to the Permitted Transferee that number of Excess Shares acquired by the Permitted Transferee; (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Preferred Stock; and (iii) distribute to the Beneficiary any and all amounts held with respect to the Excess Shares after making that payment to the Prohibited Owner pursuant to Section 7.12(f).

            (f) Compensation to Record Holder of Shares that Become Excess Shares. Any Prohibited Owner shall be entitled (following discovery of the Excess Shares and subsequent designation of the Permitted Transferee in accordance with Section 7.12(e)) to receive from the Trustee the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Preferred
Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for such shares, or in the case of (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee of the Trust from the sale or other disposition of such Excess Shares in accordance with Section 7.12(e).
Any amounts received by the Trustee in respect of such Excess Shares in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 7.12(f) shall be distributed to the Beneficiary in accordance with the provisions of Section 7.12(e). Each Beneficiary and Prohibited Owner waives any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.12 by, such Trustee or the Corporation.

            (g) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price on the date of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Shares has occurred.

            7.13. Settlement. Notwithstanding any provision contained herein to the contrary, nothing in this Certificate of Incorporation shall preclude the settlement of any transaction with respect to any class or series of Preferred Stock entered into through facilities of the NYSE.

                                      8.
                                  AMENDMENTS

            The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

            IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the provisions of the Corporation's Restated Certificate of Incorporation, as filed on September 17, 1996 in the office of the Secretary of State of Delaware (and as amended on that date and on December 29, 1998), having been duly adopted by the Board of Directors and the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of Delaware, has been executed this 3rd day of April, 2000.


                                CHASE PREFERRED CAPITAL CORPORATION


                                By: /s/ NEILA B. RADIN
                                    --------------------------------
                                    Name:   Neila B. Radin
                                    Title:  Corporate Secretary

                                                                      APPENDIX A

                           CERTIFICATE OF DESIGNATION

                                       OF

                   8.10% CUMULATIVE PREFERRED STOCK, SERIES A

                                       OF

                      CHASE PREFERRED CAPITAL CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


            CHASE PREFERRED CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted by the Board of Directors of the Corporation on September 5, 1996 and by the Pricing Committee thereof on September 13, 1996, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation which authorizes the issuance of up to 50,000,000 shares of preferred stock, $25.00 par value per share (the "Preferred Stock").

                        RESOLVED that the issue of 22,000,000 shares 8.10%
            Cumulative Preferred Stock, Series A, $25.00 par value, of the Corporation is hereby authorized and the voting powers and the designations, preferences and relative, participating, optional and other special rights, and qualifications, or restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, are hereby fixed as follows:

                        1. Designation. The designation of this Series shall be
            8.10% Cumulative Preferred Stock, Series A (hereinafter referred to as this "Series"), and the number of shares constituting this Series shall be 22,000,000. Shares of this Series shall have a liquidation preference of $25.00 per share. The number of authorized shares of this Series may be reduced by further resolution duly adopted by the Board of Directors of the Corporation or a duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction has been so authorized, but the number of authorized shares of this Series shall not be increased.

                        2. Dividends. (a) For each quarterly dividend period (a
            "Dividend Period") dividends payable on each share of this Series shall be payable at a rate of 8.10% per annum of the liquidation preference per share divided by four. Each Divided Period shall commence on the January 1, April 1, July 1 and October 1 following the last day of the preceding Dividend Period and shall end on and include the day next preceding the first day of the next Dividend Period. Dividends shall be cumulative from the date of original issue and shall be payable, when and as declared by the Board of Directors or by a duly authorized committee thereof, on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 1996. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by a duly authorized committee thereof. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by a duly authorized committee thereof.

            (b) Dividends payable on this Series for any period greater or less than a full Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in the period.

            (c) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

            (d) So long as any shares of this Series are outstanding, no dividend (other than a dividend in common stock, par value $300 per share, of the Corporation (the "Common Stock") or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

            3. Redemption. (a) The shares of this Series are not redeemable prior to September 18, 2001, except upon the occurrence of a Tax Event (as defined in paragraph (b) below). The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, on or after September 18, 2001, at a redemption price of $25.00 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption.

            (b) The Corporation will have the right, at any time upon the occurrence of a Tax Event, to redeem the shares of this Series, in whole, but not in part, at a redemption price of $25.00 per share, plus accrued and unpaid dividends to the date fixed for redemption. "Tax Event" means the receipt by the Corporation of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,
(ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the shares of this Series, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Corporation with respect to the Common Stock and Preferred Stock of the Corporation are not, or will not be, fully deductible by the Corporation for United States federal income tax purposes or (b) the Corporation is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

            (c) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or a duly authorized committee thereof and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or such duly authorized committee thereof or by any other method as may be determined by the Board of Directors of the Corporation or such duly authorized committee thereof in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

            (d) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

            (e) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or a duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

            (f) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or a duly authorized committee thereof.

            (g) Notwithstanding the foregoing provisions of this Section 3, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

            4. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.

            5. Liquidation Rights. (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $25.00 per share, plus accrued and unpaid dividends thereon.

            (b) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

            (c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the stated value of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

            (d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this
Section 5.

            6. Ranking. For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

            (a) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

            (b) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, shall be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

            (c) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

                8. Voting Rights. The shares of this Series shall not have any voting powers either general or special, except that:

                (a) If at the time of any annual meeting of the Corporation's stockholders for the election of directors the aggregate amount of accrued and unpaid dividends on any series of Preferred Stock equals or exceeds an amount equal to four quarterly dividend payments on such series of Preferred Stock, the number of directors constituting the Board of Directors of the Corporation shall be increased by two (if not already increased by two due to a default in preference dividends), and the holders of the Preferred Stock of all series (whether or not the holders of such series of Preferred Stock would be entitled to vote for the election of directors if such default in preference dividends did not exist), shall have the right at such meeting, voting together as a single class without regard to series, to the exclusion of the holders of Common Stock of the Corporation, to elect two additional directors of the Corporation to fill such newly created directorships. Such right shall continue until there are no dividends in arrears upon the Preferred Stock. Each director elected by the holders of shares of the Preferred Stock (a "Preferred Director") shall continue to serve as such director for the full term for which he or she shall have been elected, notwithstanding that prior to the end of such term a default in preference dividends shall cease to exist. Any Preferred Director may be removed by, and shall not be removed except by, the vote of the holders of record of all the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at a meeting of the Corporation's stockholders, or of the holders of shares of Preferred Stock, called for the purpose. So long as a default in any preference dividends on the Preferred Stock shall exist, (i) any vacancy in the office of a Preferred Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by the remaining Preferred Director and filed with the Corporation and (ii) in the case of the removal of any Preferred Director, the vacancy may be filled by the vote of the holders of all the outstanding shares of Preferred Stock, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted. Each director appointed as aforesaid by the remaining Preferred Director shall be deemed, for all purposes hereof, to be a Preferred Director. Whenever the term of office of the Preferred Directors shall end and a default in preference dividends shall no longer exist, the number of directors constituting the Board of Directors shall be reduced by two. For the purposes hereof, a "default in preference dividends" on the Preferred Stock shall be deemed to have occurred whenever the amount of accrued dividends upon any series of Preferred Stock shall be equivalent to four full quarterly dividends or more, and, having so occurred, such default shall be deemed to exist thereafter until, but only until, all accrued dividends on all shares of Preferred Stock of any series then outstanding shall have been paid to the end of the last preceding Dividend Period; and

                (b) Without the consent of the holders of shares entitled to cast at least 66-2/3% of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting together as a single class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (i) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of Preferred Stock other than a series which shall not have any right to object to such creation or (ii) alter or change the provisions of the Corporation's Restated Certificate of Incorporation so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least 66-2/3% of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting together as a single class, shall be required in lieu of the consent of the holders of shares entitled to cast at least 66-2/3% of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.

                9.      Approval of Independent Directors.

                (a) For so long as any shares of this Series are outstanding, the Corporation may not take the following actions without first obtaining the approval of a majority of the Independent Directors. "Independent Director" means any director of the Corporation who is either (i) not a current officer or employee of the Corporation, The Chase Manhattan Corporation, The Chase Manhattan Bank (the "Bank") or any affiliate of the Bank or of any other person or persons that, in the aggregate, own more than 50% of the outstanding Common Stock or (ii) a Preferred Director. The actions which may not be taken without the approval of a majority of the Independent Directors include: (i) the issuance of a series of Preferred Stock ranking on a parity with the shares of this Series, (ii) the incurrence of debt for borrowed money in excess of 20% of the aggregate amount of net proceeds received in connection with the issuance of Preferred Stock and Common Stock, (iii) the modification of the general distribution policy or the declaration of any distribution in respect of Common Stock for any year if, after taking into account any such proposed distribution, total distributions on shares of the Preferred Stock, including without limitation shares of this Series, and on the Common Stock would exceed an amount equal to the sum of 105% of the Corporation's "REIT taxable income" (excluding capital gains) for such year plus net capital gains of the Corporation for that year, (iv) the acquisition of real estate assets other than mortgage loans or mortgage securities that qualify as real estate assets under Section 856(c)(6)(B) of the Internal Revenue Code of 1986, as amended, that are rated by at least one nationally recognized independent rating organization, and that represent interests in or obligations backed by pools of mortgage loans, (v) the redemption of any shares of Common Stock, (vi) the termination or modification of, or the election not to renew, the Advisory Agreement between the Corporation and the Bank or any servicing agreement entered into in connection with the purchase of mortgage loans or the subcontracting of any duties under the Advisory Agreement or any servicing agreement to third parties unaffiliated with the Bank, (vii) any dissolution, liquidation or termination of the Corporation prior to September 18, 2001, (viii) any material amendment to or modification of the Mortgage Loan Purchase and Warranties Agreement for residential mortgage loans or the Mortgage

        Loan Purchase and Warranties Agreement for commercial mortgage loans, each between the Corporation and the Bank, including without limitation any amendment to the representations, warranties and covenants contained in such agreements made in connection with the acquisition of additional mortgage loans and (ix) the determination to revoke the Corporation's status as a real estate investment trust ("REIT") or the amendment of the provision in the Corporation's Certificate of Incorporation limiting any person from owning more than 9.9% of any issued and outstanding class or series of Preferred Stock.

                (b) In assessing the benefits to the Corporation of any proposed action requiring their consent, the Independent Directors shall take into account the interests of holders of both the Common Stock and the Preferred Stock, including, without limitation, holders of shares of this Series. In considering the interests of the holders of the Preferred Stock, including without limitation the holders of shares of this Series, the Independent Directors shall owe the same duties which the Independent Directors owe to the holders of Common Stock.

                10. Maintenance of Status as Reporting Company. For so long as any shares of this Series are outstanding, the Corporation shall maintain its status as a reporting company under the Securities Exchange Act of 1934, as amended.

                                                                      APPENDIX B


                           CERTIFICATE OF DESIGNATION

                                       OF

               FLOATING RATE CUMULATIVE PREFERRED STOCK, SERIES B

                                       OF

                       CHASE PREFERRED CAPITAL CORPORATION

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


        CHASE PREFERRED CAPITAL CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), HEREBY CERTIFIES that the following resolutions were duly adopted by the Board of Directors of the Corporation on March 16, 2000 and by the Pricing Committee thereof on April 3, 2000, pursuant to authority conferred upon the Board of Directors by the provisions of the Restated Certificate of Incorporation of the Corporation, which authorizes the issuance of up to 50,000,000 shares of preferred stock, $25.00 par value per share (the "Preferred Stock"):

        1. The Board of Directors on March 16, 2000 adopted, among other resolutions, the following resolutions authorizing a Pricing Committee of the Board of Directors to act on behalf of the Board of Directors in connection with, among other things, the issuance of a series of Preferred Stock to be designated as the Floating Rate Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"):

                RESOLVED that the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation to appoint a Pricing Committee, and to delegate to the Pricing Committee the powers and duties set forth below (including the powers and duties with respect to the Series B Preferred Stock set forth below); and the members of the Pricing Committee shall be Ms. Dina Dublon and Mr. Louis M. Morrell; and that the certification of the Secretary of the Corporation shall be conclusive evidence of any action taken or determination made by the Pricing Committee; and

                RESOLVED that the Pricing Committee may, without any further action of the Board of Directors of the Corporation, (i) approve the Certificate of Designation of the Series B Preferred Stock, including the dividend rate, dividend payment dates, redemption terms and all other terms specified therein that are not inconsistent with these Board Resolutions; (ii) determine the number of shares constituting the entire series, the number of shares of the series to be issued and sold to the Bank from time to time and the liquidation value per share of such shares; and (iii) following the issuance of any shares of preferred stock of the Corporation, including the Series B Preferred Stock, declare dividends and establish the record date for the payment of such dividends; and

                RESOLVED that the Certificate of Designation for the Series B Preferred Stock shall provide that the shares of such series shall not have any voting powers either general or special, except that

                Without the consent of the holders of shares entitled to cast at least 66-2/3% of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting as a single class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (i) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of the Preferred Stock other than a series which shall not have any right to object to such creation or (ii) alter or change the provisions of the Corporation's Restated Certificate of Incorporation so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least 66-2/3% of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting as a single class, shall be required in lieu of the consent of the holders of shares entitled to cast at least 66-2/3% of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding;

                2. The Pricing Committee of the Board of Directors on April 3, 2000, pursuant to the authority conferred upon the Pricing Committee of the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware and by the resolutions of the Board of Directors set forth above, adopted the following resolution:

                RESOLVED that the issue of up to 16,000 shares of Floating Rate Cumulative Preferred Stock, Series B, $25.00 par value, of the Corporation is hereby authorized and the voting powers and the designations, preferences and relative, participating, optional and other special rights, and qualifications, or restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, are hereby fixed as follows:

                1. Designation. The designation of this Series shall be Floating Rate Cumulative Preferred Stock, Series B (hereinafter referred to as this "Series"), and the number of shares constituting this Series shall be 16,000, which may be issued at one or more times. Shares of this Series shall have a stated value of $1,000,000 per share. The number of authorized shares of this Series may be reduced or increased by further resolution duly adopted by the Board of Directors of the Corporation or a duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction or increase has been so authorized.


                2. Dividends. (a) Dividends payable on the shares of this Series for the period from the date of original issuance of the Series (or, in the case of any share issued, after the date of original issuance, from the date of issuance of such share) until June 30, 2000 (the "Initial Dividend Period") shall be payable at a rate per annum equal to 6.11%. For each quarterly dividend period (a "Dividend Period") after the Initial Dividend Period, dividends payable on each share of this Series shall be payable at a rate per annum of the stated value thereof equal to the Applicable Rate (as defined below) in respect of such Dividend Period, expressed as a percentage to the nearest ten thousandth of a percentage point. Each Dividend Period shall commence on the January 1, April 1, July 1 and October 1 following the last day of the preceding Dividend Period and shall end on and include the day next preceding the first day of the next Dividend Period. Dividends on each share of this Series shall be cumulative from the date of issuance of such share and shall be payable, when and as declared by the Board of Directors or by a duly authorized committee thereof, on March 31, June 30, September 30 and December 31 of each year, commencing on June 30, 2000. Subject to subsection (b) below, the amount of dividends payable with respect to each share for each Dividend Period shall be computed by dividing the Applicable Rate for such period by four and applying the resulting rate to the stated value of such share. Each dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 45 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by a duly authorized committee thereof; provided, however, with respect to any share issued following a record date but prior to the next dividend payment date, dividends shall be payable to the holder of such share as of the date of its initial issuance. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by a duly authorized committee thereof. For purposes hereof, the "Applicable Rate", with respect to any Dividend Period, shall mean the rate calculated by The Chase Manhattan Bank, as calculation agent for the Corporation (the "Calculation Agent"), to be the simple average rate derived by dividing (i) the sum of the Federal Funds Rate (as defined below) in effect for each day during the related Determination Period (as defined below) by (ii) the number of days in such Determination Period. For purposes hereof, "Federal Funds Rate" means, for any day during any Determination Period, the rate published for such day in "Statistical Release H.15(519), Selected Interest Rates" ("H.15(519)"), or in the daily internet update of H.15(519) at http://www.bog.frb.fed.us/releases/ h15/update, in each case, under the heading "Federal funds (effective)"; provided, however, that:

                (A) The Calculation Agent may, in lieu of the publications referred to above, obtain the Federal Funds Rate from any recognized service that regularly displays the daily Federal funds (effective) rate published in H.15(519);

                (B) If the above rate is not published in H.15(519), H.15 Daily
                    Update or another service selected by the Calculation Agent by 3:00 pm on any day during the Determination Period, the Federal Funds Rate for such day shall be the rate determined by the Calculation Agent to be the simple average of the rates for the last transaction in overnight Federal funds arranged as of 9:00 am on such day by three leading brokers of Federal funds transactions in New York City selected by the Calculation Agent; and

                (C) If on any day fewer than three brokers selected by the
                    Calculation Agent are quoting as mentioned in (B) above, the Federal Funds Rate for such day shall be the Federal Funds Rate in effect on the previous day.

        For purposes hereof, "Determination Period" means, with respect to any Dividend Period, the period commencing on and including the 20th day of the calendar month immediately preceding the commencement of such Dividend Period and ending on but excluding the 20th day of the last calendar month of such Dividend Period.

                (b) Dividends payable on any share of this Series for any period greater or less than a full Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in any period less than a full month.

                (c) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other series of Preferred Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of this Series and such other Preferred Stock bear to each other. Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

                (d) So long as any shares of this Series are outstanding, no dividend (other than a dividend in common stock of the Corporation (the "Common Stock") or in any other stock ranking junior to this Series as to dividends and upon liquidation and other than as provided in paragraph (c) of this Section 2) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or declared and set aside for payment for all past Dividend Periods.

                3. Redemption. (a) The shares of this Series are not redeemable prior to September 18, 2001, except upon the occurrence of a Tax Event (as defined in paragraph (b) below). The Corporation, at its option, may redeem shares of this Series, as a whole or in part, at any time or from time to time, on or after September 18, 2001, at a redemption price of $1,000,000 per share, plus accrued and unpaid dividends thereon to the date fixed for redemption.

                (b) The Corporation will have the right, at any time upon the occurrence of a Tax Event, to redeem the shares of this Series, in whole, but not in part, at a redemption price of $1,000,000 per share, plus accrued and unpaid dividends to the date fixed for redemption. "Tax Event" means the receipt by the Corporation of an opinion of a nationally recognized law firm experienced in such matters to the effect that, as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in the laws or treaties (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation,
        (ii) any judicial decision, official administrative pronouncement, published or private ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action") or (iii) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or any interpretation or pronouncement that provides for a position with respect to such Administrative Action that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the date of issuance of the shares of this Series, there is more than an insubstantial risk that (a) dividends paid or to be paid by the Corporation with respect to the Common Stock and Preferred Stock of the Corporation are not, or will not be, fully deductible by the Corporation for United States federal income tax purposes or (b) the Corporation is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                (c) In the event that fewer than all the outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors of the Corporation or a duly authorized committee thereof and the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors of the Corporation or such duly authorized committee thereof or by any other method as may be determined by the Board of Directors of the Corporation or such duly authorized committee thereof in its sole discretion to be equitable, provided that such method satisfies any applicable requirements of any securities exchange on which this Series is listed.

      (d) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date.

      (e) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation or a duly authorized committee thereof shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

      (f) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors of the Corporation or a duly authorized committee thereof.

      (g) Notwithstanding the foregoing provisions of this Section 3, if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.


      4. Conversion. The holders of shares of this Series shall not have any rights to convert such shares into shares of any other class or series of capital stock of the Corporation.


      5. Liquidation Rights. (a) Upon the voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the holders of the shares of this Series shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $1,000,000 per share, plus accrued and unpaid dividends thereon.

      (b) After the payment to the holders of the shares of this Series of the full preferential amounts provided for in this Section 5, the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

      (c) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the amounts payable with respect to the stated value of the shares of this Series and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the shares of this Series are not paid in full, the holders of the shares of this Series and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective liquidating distributions to which they are entitled.

      (d) Neither the sale of all or substantially all the property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this
Section 5.


      6. Ranking. (a) For purposes of this resolution, any stock of any class or classes of the Corporation shall be deemed to rank:

             (i) prior to the shares of this Series, either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of this Series;

             (ii) on a parity with shares of this Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, shall be different from those of this Series, if the holders of such stock shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

             (iii) junior to shares of this Series, either as to dividends or upon liquidation, if such class shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

      (b) The shares of this Series shall rank junior to shares of the Corporation's 8.10% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") as to dividends and on a parity with shares of the Series A Preferred Stock as to liquidation.


      7. Voting Rights. The shares of this Series shall not have any voting powers either general or special, except that, without the consent of the holders of shares entitled to cast at least 66-2/3% of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock then outstanding, voting together as a single class without regard to series, the holders of shares of this series being entitled to cast one vote per share thereon, the Corporation may not: (i) create any class or series of stock which shall have preference as to dividends or distribution of assets over any outstanding series of Preferred Stock other than a series which shall not have any right to object to such creation or (ii) alter or change the provisions of the Corporation's Restated Certificate of Incorporation so as to adversely affect the voting power, preferences or special rights of the holders of Preferred Stock; provided, however, that if such creation or such alteration or change would adversely affect the voting power, preferences or special rights of one or more, but not all, series of Preferred Stock at the time outstanding, consent of the holders of shares entitled to cast at least 66-2/3% of the votes entitled to be cast by the holders of all of the shares of all such series so affected, voting together as a single class, shall be required in lieu of the consent of the holders of shares entitled to cast at least 66-2/3% of the votes entitled to be cast by the holders of the total number of shares of Preferred Stock at the time outstanding.